Exhibit 99.2

TSYS NetSpend Announcement Feb 19, 2013 Confidential - 2013 NetSpend © Corporation Presentation 1 19 February 2013

Cautionary Statement Regarding Forward-Looking Statements In this presentation, and from time to time, NetSpend makes certain statements that constitute "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include, among others, statements about the expected benefits of a potential combination of TSYS and NetSpend and the expected timing for closing the acquisition. These statements are based on the current beliefs and expectations of NetSpend's management and are subject to known and unknown risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to the parties’ ability to achieve expected synergies in the merger within the expected timeframes or at all, the retention of certain key employees at NetSpend, events that could give rise to a termination of the merger agreement or failure to receive necessary approvals or financing for the acquisition, the outcome of any litigation related to the transaction, and the level of expenses and other charges related to the acquisition and related financing transactions. For further information regarding the risks associated with TSYS' and NetSpend's businesses, please refer to the respective filings with the Securities and Exchange Commission (“SEC”) and the proxy statement and other materials that will be filed with the SEC by NetSpend in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise. Additional Information and Where to Find It In connection with the proposed transaction, NetSpend will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NETSPEND AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by NetSpend with the SEC may be obtained free of charge by contacting NetSpend at Chief Financial Officer, Attn: Investor Relations, NetSpend Corporation, 701 Brazos Street, Austin, TX 78701. NetSpend’s filings with the SEC are also available on its website at www.netspend.com. Participants in the Solicitation This communication is not a solicitation of a proxy from any security holder of NetSpend. However, NetSpend and its officers and directors and TSYS and its officers and directors may be deemed to be participants in the solicitation of proxies from NetSpend stockholders in connection with the proposed transaction. Information about NetSpend’s officers and directors and their ownership of NetSpend common shares is set forth in the proxy statement for NetSpend’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2012. Information about TSYS’ officers and directors is set forth in the proxy statement for TSYS’ 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 15, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by NetSpend with the SEC. © 2013 Total System Services, Inc.® All rights reserved worldwide. 2 DISCLOSURE

AGENDA Transaction details New company overview Future opportunities Next Steps Q&A Confidential - 2013 NetSpend © Corporation Presentation 3 19 February 2013

TODAY'S ANNOUNCEMENT DETAILS

- NetSpend signed an agreement to be acquired by TSYS — Total System Services, Inc.
- NetSpend will operate as a wholly owned subsidiary of TSYS
- All-cash transaction — TSYS will pay $16.00 per share of NetSpend common stock
- Expect to close by mid-2013

TSYS
netSpend
19 February 2013
Confidential - 2013 NetSpend © Corporation Presentation
4

TSYS OVERVIEW Almost 9,000 team members 400 clients in over 80 countries 480 million cardholder accounts on our systems 15 billion transactions totaling $2.5 trillion Revenues of $1.87 billion Confidential - 2013 NetSpend © Corporation Presentation 5 19 February 2013

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TSYS PEOPLE-CENTERED PAYMENTSSM Confidential - 2013 NetSpend © Corporation Presentation 7 19 February 2013 We believe payments should revolve around people, not the other way around.SM

An Industry leader in prepaid Strong mix of distribution channels Innovative products Successful strategy focused on customer longevity Excellent management team An Industry leader in processing and acquiring Blue chip bank and merchant relationships Global brand and reputation People-Centered Payments Proven M&A execution People-Centered Payments Confidential - 2013 NetSpend © Corporation Presentation 8 19 February 2013 WINNING COMBINATION

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WHAT DOES THIS MEAN FOR YOU? TSYS is investing in all aspects of our company Wants to retain our employees including Dan, Chuck and key members of senior management NetSpend name/brand and our product brands stay All locations remain the same — Austin still headquarters for NetSpend More career development opportunities on a global scale Supported by larger company with additional resources for our future growth Confidential - 2013 NetSpend © Corporation Presentation 10 19 February 2013

FUTURE OPPORTUNITIES FOR NETSPEND Grow and diversify our bank partnerships Expand our business into global markets Leverage our platform for current TSYS clients Enhance our product development capability with TSYS solutions Confidential - 2013 NetSpend © Corporation Presentation 11 19 February 2013

SIMILARITIES IN HOW WE DO BUSINESS Like NetSpend, TSYS is Committed to integrity and ethics of its business TSYS named one of the 2012 World’s Most Ethical Companies by Ethisphere magazine Committed to accomplishing great things through its people Thinking creatively to meet customers’ needs Developing long-term customer relationships with high touch service Confidential - 2013 NetSpend © Corporation Presentation 12 19 February 2013

WHAT’S NEXT Confidential - 2013 NetSpend © Corporation Presentation 13 Close the transaction by mid-2013 Anticipate a smooth and seamless transition Expect regular updates through SkyNet and All Hands meetings regarding the transition Speak to your manager about any ongoing concerns This is positive news for you and NetSpend 19 February 2013

QUESTIONS AND ANSWERS Confidential - 2013 NetSpend © Corporation Presentation 14 19 February 2013